Exhibit 10.20

English translation of the executed copy

VOTING RIGHTS AGREEMENT

THIS AGREEMENT is entered into between the following parties on December 1, 2006 in Shenyang City, Liaoning Province:

Party A: Dan Lou

Identity Card Number: 210102193503076017

Party B: Shenyang Sunshine Pharmaceutical Company Limited

Legal Address: No.3 1A No.10 Road of Shenyang Economic and Technological Development Zone

Legal Representative: Dan Lou

Whereas,

1	Party A is a citizen of the People’s Republic of China (hereinafter the “PRC”). On November 10, 2006, Party A and Party B entered into an Equity Transfer Agreement pursuant to which Party B acquired from Party B 90% equity of Liaoning Sunshine Pharmaceutical Company Limited (hereinafter the “Liaoning Sunshine”); Party B also entered into another equity transfer agreement pursuant to which Party B acquired from Shenyang Keweier Advance Technology Company Limited 10% equity of Liaoning Sunshine. The registration process for the relevant transfers has been completed. As of the date hereof, Party B is legally holding 100% equity of Liaoning Sunshine;

2	Party B is a wholly owned foreign enterprise established and validly subsisted according to the laws of the PRC and originally held 90% equity interesting in Liaoning Sunshine, all of which was transferred to Party A pursuant to the Equity Transfer Agreement dated November 10, 2006;

3	In accordance with the Purchase Agreement for Acquisition of Equity Interest signed by Party A and B on December 1, 2006, Party B intends to acquire the 100% equity of Liaoning Sunshine held by Party A.

Through negotiations on equal basis and in the principle of willingness and fairness, it is hereby agreed as follows:

Article 1	Party A hereby undertakes that, before Party B is approved by relevant government authorities to be the sole shareholder of Liaoning Sunshine and the completion of all the legal procedures regarding to the transfer of Liaoning Sunshine’s equity in accordance with the Purchase Agreement for Acquisition of Equity Interest, it should perform any of the shareholder’s rights towards Liaoning Sunshine in accordance with rules and regulations of the PRC and the articles of associate with prior consultation of Party B, and exercise its shareholder’s rights in strict compliance with Party B’s opinion to the extent that Party B’s opinion does not violate PRC law.

Article 2	When Party A breaches any undertaking made by it under this Agreement, or any articles in this Agreement, it constitutes a default, and Party A shall compensate Party B fully and adequately.

Article 3	The Parties hereto should settle all disputes arising from the context or performance of this Agreement through friendly consultation. In case the dispute cannot be settled through consultation, either party shall have the right to sue at a People’s Court with competent jurisdiction thereover against the other party.

Article 4	Any open terms of this Agreement are subject to further negotiation between the Parties thereof and supplementary agreements. Such supplementary agreements, after being signed by the Parties thereof and affixed with their respective company seal, shall have the same legal effect as this Agreement.

Article 5	Any successor or approved assignee of each of Party A and Party B shall be binding by the provisions hereunder.

Article 6	This Agreement is made in duplicate, with both Parties each retaining one copy hereof, respectively. Each original shall be of the same legal effect.

IN WITNESS WHEREOF, Party A and Party B hereby formally sign this Agreement as of the date and in the place first above written.

Party A: Dan Lou

Signature::	/s/ Dan Lou

Party B: Shenyang Sunshine Pharmaceutical Company Limited

Authorized Representative(s): /s/ Dan Lou (affixed with the company seal of Shenyang Sunshine Pharmaceutical Company Limited)

Schedule A

Voting Agreement, which is substantially identical to Exhibit 10.20 except as to:

Parties:	Shenyang Sunshine Pharmaceutical Company Limited
Dongmei Su, and
Shenyang Keweier Advance Technology Co., Ltd.
Date:	December 15, 2006